Exhibit T3E.2

                     Form of Subordinated Security Agreement

                         SUBORDINATED SECURITY AGREEMENT

         This SUBORDINATED SECURITY AGREEMENT (this "Agreement") dated as of ____________, 1998, is made by Inamed Corporation, a Florida corporation (the "Obligor"), and Santa Barbara Bank & Trust, as trustee for the benefit of the holders of the Obligor's 11% Senior Subordinated Secured Notes due March 31, 1999, or at the option of the Obligor exercised as provided therein, September 1, 2000 (in such capacity, the "Trustee").

                                    RECITALS

         The Indenture dated as of ___________, 1998 (the "Subordinated Indenture") between the Obligor and the Trustee provides, subject to its terms and conditions, for the issuance by the Obligor of its 11% Senior Subordinated Secured Notes due March 31, 1999, or at the option of the Obligor as provided therein, September 1, 2000 (the "Exchange Notes") as well as certain warrants to purchase the Obligor's common stock, $.01 per share, (the "Warrants") to be issued in exchange for the Obligor's 11% Secured Convertible Notes due 1999 (the "Old Notes") to the holders thereof (the "Holders") pursuant to the Securities Exchange Agreement dated as of October 7, 1998 (the "Securities Exchange Agreement"). It is a condition to the exchange of the Old Notes for the Notes and Warrants by the Purchasers that the Obligor shall have executed and delivered, and granted the Liens provided for in, this Agreement.

                  To induce the Trustee to enter into the Subordinated Indenture, and to induce the Purchasers to exchange the Old Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligor agrees with the Trustee as follows:

Article I.  Definitions and Interpretation.

         1.01 CERTAIN DEFINED TERMS. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Subordinated Indenture or in the Exchange Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Subordinated Indenture or the Exchange Agreement, as applicable. In addition, the following terms shall have the following meanings under this Agreement:

         "Accounts" shall have the meaning assigned to that term in Section 2.01(b).

         "Breast Implant Litigation" shall mean the litigation in the United States District Court for the Northern District of Alabama, Southern Division stylized as "Silicone Gel Breast Implant Products Liability Litigation (MDL926)."

         "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

         "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

         "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "Collateral" shall have the meaning assigned to that term in Section 2.01.

         "Collateral  Account"  shall have the meaning  assigned to that term in
Section 3.01.

         "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Obligor.

         "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Documents" shall have the meaning assigned to that term in Section 2.01(f).

         "Equipment" shall have the meaning assigned to that term in Section 2.01(e).

         "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 4.1 of the Subordinated Indenture.

         "Exchange Documents" shall mean the Securities Exchange Agreement dated as of ___________, 1998 between the Company, the holders listed on Exhibit A thereto and the Collateral Agent, the Exchange Notes, this Agreement, the Subordinated Guarantee Agreement, dated as of the date hereof, by and between certain Subsidiaries of the Company and the Collateral Agent (the "Subordinated Guarantee Agreement"), the Subordinated Guarantee and


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
Security Agreement, dated as of the date hereof, by and between certain Subsidiaries of the Company and the Collateral Agent (the "Subordinated Guarantee and Security Agreement"),the Subordinated Indenture, the Exchange Offer Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Holders and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

         "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         "Instruments" shall have the meaning assigned to that term in Section 2.01(c).

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.



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
         "Intercreditor Agreement" means the Intercreditor Agreement dated as of ____________, 1998 between the Trustee and Appaloosa Management, L.P. as Collateral Agent under the Note Purchase Agreement.

         "Inventory" shall have the meaning assigned to that term in Section 2.01(d).

         "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Obligor that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by the Obligor.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Obligor and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of the Obligor to perform its obligations under any of the Exchange Documents to which it is a party, (c) the validity or enforceability of any of the Exchange Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Exchange Documents or (e) the timely payment of the Secured Obligations.

         "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

         "Note Purchase Agreement" means the agreement dated as of September 30, 1998 between the Company, the parties listed on Exhibit A thereto and the Collateral Agent.

         "Obligations" shall mean the principal and interest due under the Exchange Notes and all other obligations and liabilities of the Obligor to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Exchange Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Obligor), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of the Obligor under this Agreement and/or enforcing any rights under this Agreement.

         "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Obligor.

         "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii)


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
otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; and (d) money market funds sponsored by commercial or investment banks unaffiliated with the Obligor.

         "Person"  shall  mean  any  individual,   firm,  corporation,   limited
liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Pledged Debt" shall have the meaning assigned to that term in Section 2.01(a).

         "Pledged Stock" shall have the meaning assigned to that term in Section 2.01(a).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Secured Obligations" shall mean any and all obligations of the Obligor at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Exchange Documents.

         "Securities  Collateral"  means the Stock  Collateral  and the  Pledged
Debt.

         "Signing Date" shall mean the date on which the Obligor shall sign and deliver this Agreement.

         "Stock  Collateral"  shall have the  meaning  assigned  to that term in
Section 2.01(a).

         "Subordinated Indenture" means the Indenture dated as of __________, 1998 between the Obligor as issuer of the Exchange Notes, and Santa Barbara Bank & Trust, as Trustee.

         "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.


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
         "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         "Trustee" shall mean Santa Barbara Bank & Trust.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

         1.02 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Exchange Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

Article II.  Collateral.

         2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, and subject to the terms and provisions of the Intercreditor Agreement, the Obligor hereby pledges and grants to the Trustee, for the ratable benefit of the Holders a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence including, without limitation, all real and personal property and interests in real and personal property (collectively, the "Collateral"):

                  (a)(i) all of the shares of capital stock of the Issuers now owned or hereafter acquired by the Obligor as set forth in Schedule 2.01 together with in each case the certificates


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
representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and (iii) without affecting the obligations of the Obligor under any provision prohibiting such action under any Exchange Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Obligor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");
(iv) the Indebtedness described in Annex I and issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to the Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to the Obligor by any other Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of the Obligor or an Affiliate of the Obligor (any such Indebtedness being
"Additional Debt"); (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above;

                  (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Obligor in repayment of any loans or advances (including loans and advances to Subsidiaries of the Obligor), in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

                  (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

                  (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are held by the Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

                  (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Obligor in


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
exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

                  (f)  all  documents  of  title  (as  defined  in  the  Uniform
Commercial Code) or other receipts of the Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

                  (g) all contracts and other agreements of the Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

                  (h) all other accounts or general intangibles of the Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor;

                  (i) the balance from time to time in the Collateral Account;

                  (j) all other tangible and intangible property of the Obligor, including all Intellectual Property; and

                  (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

         2.02 INTELLECTUAL PROPERTY. For the purpose of enabling the Trustee to exercise its rights, remedies, powers and privileges under Article VI at such time or times as the Trustee shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Obligor hereby grants to the Trustee, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Obligor) to use, assign, license or sublicense any of the Intellectual Property of the Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

         2.03 PERFECTION. Concurrently with the execution and delivery of this Agreement, and subject to the terms and provisions of the Intercreditor
Agreement, the Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Trustee


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
may request to perfect and establish the security interest (subject only to Liens permitted under Section 7.8 of the Subordinated Indenture) of the Liens granted by this Agreement (including promptly filing the Assignment for Security--Trademarks and Patents, in the form executed on the date hereof by the Obligor, in the United States Patent and Trademark Office), (ii) deliver and pledge to the Trustee any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request, (iii) cause the Trustee (to the extent requested by the Trustee) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Obligor and deliver to the Trustee originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver and pledge to the Trustee all certificates for the Pledged Stock and notes, instruments or other documents evidencing the Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Trustee may request to perfect and establish the security interest (subject only to such Permitted Liens) of the Liens granted by this Agreement. The Trustee shall have the right, at any time in its discretion and with notice to the Obligor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.

         2.04 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. The Obligor shall, subject to the terms and provisions of the Intercreditor Agreement:

                  (a) upon the acquisition after the Signing Date by the Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Trustee all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Trustee shall deem necessary or appropriate to perfect, and establish the security interest of, the Liens granted by this Agreement in such Securities Collateral;

                  (b) upon the acquisition after the Signing Date by the Obligor of any Instrument, promptly deliver and pledge to the Trustee all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request;

                  (c) upon the acquisition after the Signing Date by the Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Trustee to be listed as the lienholder on such certificate of title and within 45 days of the acquisition of such property deliver evidence of the same to the Trustee;

                  (d)  upon  the  Obligor's  acquiring,  or  otherwise  becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Trustee may request to evidence, validate, perfect and establish the security interest (subject only to Liens permitted under Section 7.8 of the Subordinated Indenture) of the Liens granted by this Agreement in such and any related Intellectual Property; and

                  (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Trustee may request to create, and establish the security interest of, or to preserve the validity, perfection or priority (subject only to such Permitted Liens) of, the Liens granted by this Agreement or to enable the Trustee to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Obligor), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 3.02(b).

         2.05 ATTORNEY-IN-FACT. (a) Subject to the rights of the Obligor under Sections 2.06, 2.07, 2.08 and 2.09, and subject to the terms and provisions of the Intercreditor Agreement, the Trustee is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity and security interest of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Trustee shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums);
(iii) to file any claims or take any action or proceeding that the Trustee may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Trustee relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligor will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligor, and all such obligations of the Obligor shall be and remain enforceable against and only against the Obligor and shall not be enforceable against the Trustee.

                  (b)  Without  limiting  the rights  and powers of the  Trustee under Section 2.05(a), the Obligor hereby appoints the Trustee as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Obligor to be retitled and the Trustee to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Obligor as the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Trustee a security interest on the Motor Vehicles and exercising the rights and remedies of the Trustee under Article VI). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  (c)  Without  limiting  the rights  and powers of the  Trustee under Section 2.05(a), the Obligor hereby appoints the Trustee as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 2.04(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

         2.06 SPECIAL PROVISIONS RELATING TO SECURITIES COLLATERAL. (a) So long as no Event of Default shall have occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Exchange Document, provided that the Obligor agrees that it will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Exchange Document; and the Trustee shall, at the Obligor' expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividends and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.06(a).

                  (b) So long as no Event of Default shall have occurred and be continuing, the Obligor shall be entitled to receive and retain any dividends or distributions on the Securities Collateral paid in cash.

                  (c) If any Event of Default shall have occurred and be continuing, and whether or not the Holders or the Trustee exercise any available right to declare any Secured Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Exchange Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Trustee and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Trustee shall so request, the Obligor agrees to execute and deliver to the

Trustee appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Trustee prior to such cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by the Trustee to the Obligor.

         2.07 USE OF INTELLECTUAL PROPERTY. Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Trustee shall from time to time, upon the request of the Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Obligor shall have certified are appropriate (in its reasonable judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Article VI by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligor in accordance with the first sentence of this
Section 2.07.

         2.08 INSTRUMENTS. So long as no Default or Event of Default shall have occurred and be continuing, the Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Trustee shall, promptly upon the request, and at the expense of the Obligor, make appropriate arrangements for making any Instruments pledged by the Obligor available to the Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document.

         2.09 USE OF COLLATERAL. So long as no Event of Default shall have occurred and be continuing, the Obligor shall, in addition to its rights under Sections 2.06, 2.07 and 2.08 in respect of the Collateral contemplated in those sections, be entitled to (i) use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, and (ii) sell items of Inventory to customers in the ordinary course of business, in each case subject to the rights, remedies, powers and privileges of the Trustee under Articles III and VI and to such use, possession or exercise not otherwise constituting a Default.

         2.10 RIGHTS AND OBLIGATIONS. (a) The Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Trustee of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under such contracts and agreements and the Obligor shall save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of such exercise. The Trustee shall have no duty, obligation or liability under such contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement or any other Exchange Document, nor shall the Trustee be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

                  (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Trustee to any such contract, agreement or governmental approval.

                  (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Exchange Document.

                  (d) The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

         2.11 RELEASE OF MOTOR VEHICLES. So long as no Default shall have occurred and be continuing, and subject to the terms and provisions of the Intercreditor Agreement, upon the request of, and at the expense of, the Obligor, the Trustee shall execute and deliver to the Obligor such instruments as the Obligor shall reasonably request to remove the notation of the Trustee as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Trustee of a certificate from the Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

         2.12 TERMINATION. When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Trustee shall, at the expense of the Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor and to be released, canceled and granted back all licenses and rights referred to in Section 2.02. The Trustee shall also, at the expense of the Obligor, execute and deliver to the Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

Article III.  Cash Proceeds of Collateral.

         3.01 COLLATERAL ACCOUNT. There is hereby established with the Trustee a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Trustee into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Trustee pursuant to this Agreement and into which the Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Trustee as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default shall have occurred and be continuing, the Trustee may in its discretion apply (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article VI. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

         3.02 CERTAIN PROCEEDS. (a) If any Default or Event of Default shall have occurred and be continuing, the Obligor shall, subject to the terms and provisions of the Intercreditor Agreement, upon request of the Trustee, promptly notify (and the Obligor hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee. All such payments made to the Trustee shall be immediately deposited in the Collateral Account.

                  (b) The Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, the Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Trustee and shall not be commingled with any other funds or property of the Obligor.

         3.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligor (or, if any Default or Event of Default shall have occurred and be continuing, the Trustee) shall determine. All such investments shall be held in the name and be under the control of the Trustee. At any time after the occurrence and during the continuance of an Event of Default, the Trustee may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Article VI.

Article IV.  Representations and Warranties.

         The Obligor hereby represents and warrants to the Trustee for the benefit of the Holders as follows:

         4.01 TITLE. The Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth in Schedule 4.01, such Collateral is free and clear of all Liens. The security interest granted by this Agreement in favor of the Trustee for the benefit of the Trustee and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a security interest in all of such Collateral.

         4.02 SECURITIES COLLATERAL. (a) The Pledged Stock presently owned by the Obligor is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Exchange Document). The Pledged Debt pledged by the Obligor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default. The Pledged Debt constitutes all of the outstanding Indebtedness for money borrowed or for the deferred purchase price of property owed to the Obligor by any of its Subsidiaries or Affiliates.

                  (b) The Pledged Stock pledged by the Obligor constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Obligor on the Signing Date (whether or not registered in the name of the Obligor).

         4.03 INTELLECTUAL PROPERTY. (a) Except pursuant to licenses and other user agreements entered into by the Obligor in the ordinary course of business, the Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property.

                  (b) The Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

         4.04 GOODS. Any goods now or hereafter manufactured or otherwise produced by the Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

Article V.  Covenants.

         5.01 BOOKS AND RECORDS. The Obligor shall: (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Trustee may reasonably require in order to reflect the Liens granted by this Agreement; (b) furnish to the Trustee from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Trustee may reasonably request, all in reasonable detail; (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Trustee prompt notice of such proposed filing; and (d) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Trustee to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Trustee may reasonably request.

         5.02 REMOVALS, ETC. Without at least 30 days' prior written notice to the Trustee, the Obligor shall (i) not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than (a) at the address initially indicated for notices to it under Article VII, (b) at one of the other business locations presently owned or operated by the Obligor or any of its Affiliates and identified in Annex III or IV or (c) in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement, provided that the Obligor shall be permitted to consummate the reincorporation merger whereby the Obligor would merge with a Delaware Subsidiary of the Obligor to change the Obligor's state of incorporation from Florida to Delaware (as described in the Notice of Special Meeting of Stockholders and Proxy Statement filed by the Obligor with the SEC on September 18, 1998).

         5.03 STOCK COLLATERAL. The Obligor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Exchange Document). The Obligor, subject to the terms and provisions of the Intercreditor Agreement, agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to the Obligor (the "Additional Stock") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Trustee an amendment to this Agreement, duly executed by the Obligor, in respect of the Additional Shares or Additional Debt, together with all certificates, notes or other instruments representing or evidencing the same. The Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Trustee shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article IV hereof with respect to such Collateral.

         5.04 INTELLECTUAL PROPERTY. (a) The Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

                  (b) The Obligor (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

                  (c) The Obligor shall notify the Trustee immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding the Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

                  (d) The Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, the Obligor shall notify the Trustee within ten days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

                  (f) The Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that the Obligor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligor.

                  (g) The Trustee shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event the Obligor shall, at the request of the Trustee, do any and all lawful acts and execute and deliver any and all proper documents required by the Trustee in aid of such enforcement action.

Article VI.  Remedies.

         6.01 EVENTS OF DEFAULT, ETC. If any Event of Default shall have occurred and be continuing and subject to the terms and provisions of the Intercreditor Agreement:

                  (a) the Trustee in its discretion may require the Obligor to, and the Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and the Obligor, designated in the Trustee's request;

                  (b) the Trustee in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                  (c) the Trustee in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) the Trustee in its discretion may, upon five business days' prior written notice to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Trustee, or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligor shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                  (e) the Trustee shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right).

                  The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 and of the exercise of the license granted to the Trustee in Section 2.02 shall be applied in accordance with Section 6.04.

         6.02 DEFICIENCY. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.01 and of the exercise of the license granted to the Trustee in Section 2.02 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

         6.03 PRIVATE SALE. (a) The Trustee shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

         6.04 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement, except as provided below in this Section 6.04 and except as provided for by the terms and provisions of the Intercreditor Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by the Trustee under Article III or this Article VI, shall be applied by the Trustee:

         First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Trustee, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Trustee in that connection;

         Second, to the Trustee for amounts due and unpaid on the Exchange Notes for principal and interest and all other amounts due and unpaid under the Exchange Documents; and

         Third, to the Obligor or any other obligor on the Exchange Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         As used in this Article VI, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

Article VII.  Miscellaneous.

         7.01 WAIVER. No failure on the part of the Trustee or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         7.02 NOTICES. All notices and communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

         if to the Obligor:   Inamed Corporation
                              3800 Howard Hughes Parkway, #900
                              Las Vegas, Nevada
                              Attention: Ilan Reich
         if to the Trustee:   Santa Barbara Bank & Trust
                              1021 Anacapa Street
                              Santa Barbara, California 93101
                              Attention: Corporate Trust Administrator

         7.03 EXPENSES, ETC. The Obligor agrees to pay or to reimburse the Trustee for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Trustee in any effort to enforce any of the provisions of Article VI, or any of the obligations of the Obligor in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Trustee under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

         7.04 AMENDMENTS. This Agreement may be amended as to the Trustee and its respective successors and assigns, and the Obligor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Obligor shall obtain the written consent of the Trustee. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

         7.05 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.06 SURVIVAL. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Exchange Documents, regardless of any investigation made by or on behalf of any party.

         7.07 AGREEMENTS SUPERSEDED. Except with respect to express references to other Exchange Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         7.08 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         7.09 CAPTIONS. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN
SUCH STATE.

         7.12 SUBMISSION TO JURISDICTION. If any action, proceeding or litigation shall be brought by the Trustee in order to enforce any right or remedy under this Agreement, the Obligor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Obligor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

         7.13. SERVICE OF PROCESS. Nothing herein shall affect the right of the Trustee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Obligor in any other jurisdiction.

         7.14. WAIVER OF JURY TRIAL. THE OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        INAMED CORPORATION




                                        By:________________________
                                           Name:
                                           Title:


                                        SANTA BARBARA BANK & TRUST


                                        By:________________________
                                           Name:
                                           Title: